EXHIBIT 99.1

Web.com Reports First Quarter 2017 Financial Results

•	Executing on strategic plan and generating strong financial performance exceeding revenue and profitability guidance

•	Generated $33.2 million of operating cash flow up from $14.5 million in the prior year

•	Closed on DonWeb.com acquisition

JACKSONVILLE, Fla. - May 4, 2017 - Web.com Group, Inc. (NASDAQ: WEB), a leading provider of Internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2017.

“Web.com reported a strong start to the year with solid operating results exceeding our guidance on revenue and profitability. Our first quarter performance is a reflection of the significant progress we have made carrying out our strategy, and we remain confident in our goal of reaccelerating growth in the second half of the year," said David L. Brown, chairman, chief executive officer and president of Web.com.

Brown added, "Our focus is on completing the final steps of the Yodle integration while continuing to invest in the growth areas of our business. On that front, we are pleased with the continued growth at Web Brand Networks, our franchise and multi-location channel, and the results we are seeing with our initiatives around Leads by Web, our lead generation solution, and Torchx, our new real estate vertical market solution. Realizing our long term growth and profitability goals will increase our already significant free cash flow and enable us to continue to delever, repurchase shares and invest for growth."

Summary of First Quarter 2017 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $185.1 million for the first quarter of 2017, compared to $144.8 million for the first quarter of 2016. Non-GAAP revenue was $186.8 million for the first quarter of 2017, compared to $153.4 million in the year-ago quarter. Results exceeded both GAAP and non-GAAP revenue guidance of $179.6 to $182.6 million and $181 to $184 million, respectively. The year over year increase in revenue is primarily due to a full quarter of Yodle ownership in the first quarter of 2017 compared to the first quarter of 2016 where Yodle was not owned for the full quarter.

•
GAAP operating income was $20.5 million for the first quarter of 2017, representing a 11% GAAP operating margin, compared to $6.9 million, representing a 5% GAAP operating margin, for the first quarter of 2016. Non-GAAP operating income was $41.6 million for the first quarter of 2017, representing a 22% non-GAAP operating margin, compared to $35.1 million for the first quarter of 2016, representing a 23% non-GAAP operating margin.

•
GAAP net income was $6.5 million, or $0.13 per diluted share, for the first quarter of 2017, representing a 4% GAAP net income margin. GAAP net income was $0.3 million, or $0.01 per diluted share, for the first quarter of 2016, representing a 0% GAAP net income margin.

•
Adjusted EBITDA was $47.2 million for the first quarter of 2017, representing an adjusted EBITDA margin of 25%, exceeding the high end of the Company's adjusted EBITDA guidance of $43.5 to $45.5 million. The Company had adjusted EBITDA of $39.7 million for the first quarter of 2016, representing a 26% adjusted EBITDA margin.

•	The Company generated cash from operations of $33.2 million for the first quarter of 2017, compared to $14.5 million of cash flow from operations for the first quarter of 2016.

First Quarter and Recent Business Highlights:

•
Web.com's total net subscribers were approximately 3,503,000 at the end of the first quarter of 2017, up approximately 45,000 from the end of the fourth quarter of 2016. The subscriber increase reflects the addition of 74,000 customers from the January 2017 acquisition of Donweb.com.

•
Web.com's average revenue per user (ARPU) was $17.67 for the first quarter of 2017 compared to $15.10 for the first quarter of 2016. ARPU was down sequentially during the first quarter of 2017 from $18.07 during the fourth quarter of 2016.

•	Web.com's trailing twelve month customer retention rate was 84.9% for the first quarter of 2017.

•	Repurchased 107,000 shares for $2.1 million in the first quarter of 2017.

Conference Call Information
Management will host a conference call today, May 4, 2017, at 5:00 p.m. ET, to discuss Web.com's first quarter financial results and current business outlook. There will be an accompanying slide presentation which will be available on the Investor Relations page of Web.com's website (http://ir.web.com), along with a live webcast and replay of the call. To access the call, dial 800-756-4697 (domestic) or 913-312-0672 (international). A replay of this conference call will be available until May 18, 2017, at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 2765895.

About Web.com
Web.com Group, Inc. (Nasdaq: WEB) is a global provider of a full range of Internet services to small businesses to help them compete and succeed online. Web.com meets the needs of small businesses anywhere along their lifecycle with affordable, subscription-based solutions including domains, hosting, website design and management, search engine optimization, online marketing campaigns, local sales leads, social media, mobile products, eCommerce solutions and call center services. For more information, please visit www.web.com; follow the company on Twitter @webdotcom or on Facebook at www.facebook.com/web.com.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Web.com believes presenting non-GAAP measures is useful to investors, because it describes the operating performance of the Company, in ways that management views or uses to assess the performance of the Company.

Web.com's management uses these non-GAAP measures as important indicators of the Company's past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.
Relative to each of the non-GAAP measures Web.com presents, management further sets forth its rationale as follows:

•
Non-GAAP Revenue. Web.com excludes from non-GAAP revenue the impact of the fair value adjustment to amortized deferred revenue because management believes that excluding such measures helps management and investors better understand the Company's revenue trends.

•
Non-GAAP Operating Income and Non-GAAP Operating Margin. Web.com excludes from non-GAAP operating income and non-GAAP operating margin, amortization of intangibles, asset impairment, fair value adjustment to deferred revenue and deferred expense, restructuring expenses, corporate development expenses, and stock-based compensation charges, because management believes that adjusting for such measures helps management and investors better understand the Company's operating activities.

•
Adjusted EBITDA and Adjusted EBITDA Margin. Web.com excludes from adjusted EBITDA and adjusted EBITDA margin depreciation and amortization expense, asset impairment, income tax provision, interest expense, interest income, stock-based compensation, fair value adjustments to deferred revenue and deferred expense, corporate development expenses and restructuring expenses, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
Non-GAAP Cost of Revenue (excluding depreciation and amortization). Web.com excludes from non-GAAP cost of revenue (excluding depreciation and amortization) the fair value adjustment to deferred expense and stock based compensation charges because management believes that adjusting for such measures helps management and investors better understand the company's operating activities.

•
Free Cash Flow. Free cash flow is a non-GAAP financial measure that Web.com uses and defines as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for investment opportunities.

In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation. These expenses consist of expenses for employee stock options and employee awards under Accounting Standards Codification ("ASC") 718-10. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because such expense is not used by management to assess the core profitability of the Company's business operations. Web.com further believes these measures are useful to investors in that they allow for greater transparency to certain line items in the Company's financial statements. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Amortization of intangibles. Web.com incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, customer lists, non-compete agreements, trade names, and developed technology. Web.com expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue, the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Depreciation expense. Web.com records depreciation expense associated with its fixed assets. Although its fixed assets generate revenue for Web.com, the item is excluded because management believes certain non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company's operational performance. In addition, when management performs internal comparisons to

Web.com's historical operating results and compares the Company's operating results to the Company's competitors, management excludes this item from various non-GAAP measures.

•
Restructuring expense. Web.com has recorded restructuring expenses and excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Fair value adjustment to deferred revenue and deferred expense. Web.com has recorded a fair value adjustment to acquired deferred revenue and deferred expense in accordance with ASC 805-10-65. Web.com excludes the impact of these adjustments from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company's revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and deferred expense therefore facilitates management's internal comparisons to Web.com's historical operating results.

•
Corporate development expenses. Web.com incurred expenses relating to acquisitions and the successful integration of acquisitions. Web.com excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company's business operations.

•
Gains or losses from asset sales or impairment and certain other transactions. Web.com excludes the impact of asset sales or impairment and certain other transactions including debt extinguishments and the sale of equity method investment from its non-GAAP measures because the impact of these items is not considered part of the company's ongoing operations.

•
Monthly average revenue per user, or ARPU. ARPU is a metric the Company measures on a quarterly basis. The Company defines ARPU as quarterly non-GAAP subscription revenue divided by the average of the number of subscribers at the beginning of the quarter and the number of subscribers at the end of the quarter, divided by three months. The Company excludes from subscription revenue the impact of the fair value adjustments to deferred revenue resulting from acquisition-related write downs.

Forward-Looking Statements
This press release includes "forward-looking statements" including, without limitation, statements regarding the benefits of the final steps of the Yodle integration and investments in growth areas of Web.com's business and the effects resulting therefrom are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements. As a result of the ultimate outcome of such risks and uncertainties, Web.com's actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on Web.com's current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the successful offering of the products and services of Web.com; and other risks that may impact Web.com's business. Other risk factors are set forth under the caption, "Risk Factors," in Web.com's Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission, which are available on a website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contacts
Investors:
Ira Berger
904-680-6909
Ira.Berger@web.com

Media:
Brian Wright
904-371-6856
Brian.Wright@web.com

Source: Web.com

Web.com Group, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2017	2016

Revenue	$185,118	$144,798

Cost of Revenue and Operating Expenses:
Cost of revenue (excluding depreciation and amortization)	57,922	50,051
Sales and marketing	50,911	42,428
Technology and development	17,001	12,626
General and administrative	19,843	16,732
Restructuring expense	322	136
Asset Impairment	143	—
Depreciation and amortization	18,433	15,913
Total cost of revenue and operating expenses	164,575	137,886
Income from operations	20,543	6,912

Interest expense, net	(7,891)	(5,598)
Net income before income taxes	12,652	1,314
Income tax expense	(6,134)	(977)
Net income	$6,518	$337

Other comprehensive income:
Foreign currency translation adjustments	598	(316)
Unrealized gain on investments, net of tax	1	28
Total comprehensive income	$7,117	$49

Basic earnings per share:
Net income per basic common share	$0.13	$0.01
Diluted earnings per share:
Net income per diluted common share	$0.13	$0.01

(1) Included in the three months ended March 31, 2016 are adjustments for the correction of an immaterial error in the classification of infrastructure costs, which were previously classified within cost of revenue and were reclassified to technology and development. In addition, the Company changed its accounting classification to record infrastructure costs supporting administrative platforms to be included in general and administrative expense. These were previously recorded in technology and development expense.

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands, except share amounts)

	March 31, 2017	December 31, 2016
Assets	(unaudited)

Current assets:
Cash and cash equivalents	$24,468	$20,447
Accounts receivable, net of allowance of $1,645 and $1,695, respectively	18,281	20,567
Prepaid expenses	17,118	12,311
Deferred expenses	62,294	60,217
Other current assets	1,926	1,872
Total current assets	124,087	115,414

Property and equipment, net	55,786	53,132
Deferred expenses	49,322	49,127
Goodwill	881,703	871,751
Intangible assets, net	404,595	413,127
Other assets	15,993	11,282
Total assets	$1,531,486	$1,513,833

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$13,955	$19,619
Accrued expenses	16,657	14,475
Accrued compensation and benefits	13,711	18,307
Deferred revenue	239,604	230,206
Current portion of debt	19,268	16,847
Deferred consideration	22,690	20,244
Other liabilities	4,414	5,034
Total current liabilities	330,299	324,732

Deferred revenue	197,044	195,859
Long-term debt	652,775	647,294
Deferred tax liabilities	59,105	80,135
Other long-term liabilities	17,157	30,361
Total liabilities	1,256,380	1,278,381
Stockholders' equity:
Common stock, $0.001 par value per share: 150,000,000 shares authorized, 51,112,867 and 50,278,137 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	51	50
Additional paid-in capital	577,909	578,486
Treasury stock at cost, 2,161,065 shares as of March 31, 2017 and 3,146,012 shares as of December 31, 2016	(57,328)	(62,430)
Accumulated other comprehensive loss	(3,421)	(4,020)
Accumulated deficit (1)	(242,105)	(276,634)
Total stockholders' equity	275,106	235,452
Total liabilities and stockholders' equity	$1,531,486	$1,513,833
(1) The Company adopted Accounting Standards Update ("ASU") 2016-09 on January 1, 2017 using the modified retrospective transition method and recorded a $28.0 million adjustment for previously unrecognized excess tax benefits in opening accumulated deficit on January 1, 2017.

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2017	2016
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$185,118	$144,798
Fair value adjustment to deferred revenue	1,710	8,558
Non-GAAP revenue	$186,828	$153,356

Reconciliation of GAAP operating income to non-GAAP operating income
GAAP operating income	$20,543	$6,912
Amortization of intangibles	12,880	11,303
Asset impairment	143	—
Stock based compensation	5,557	4,808
Restructuring expense	322	136
Corporate development	417	3,340
Fair value adjustment to deferred revenue	1,710	8,558
Fair value adjustment to deferred expense	57	58
Non-GAAP operating income	$41,629	$35,115

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	11%	5%
Amortization of intangibles	7	7
Asset impairment	—	—
Stock based compensation	3	3
Restructuring expense	—	—
Corporate development	—	2
Fair value adjustment to deferred revenue	1	6
Fair value adjustment to deferred expense	—	—
Non-GAAP operating margin	22%	23%

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2017	2016

Reconciliation of GAAP net income to adjusted EBITDA
GAAP net income	$6,518	$337
Depreciation and amortization	18,433	15,913
Asset impairment	143	—
Stock based compensation	5,557	4,808
Restructuring expense	322	136
Corporate development	417	3,340
Fair value adjustment to deferred revenue	1,710	8,558
Fair value adjustment to deferred expense	57	58
Interest expense, net	7,891	5,598
Income tax expense	6,134	977
Adjusted EBITDA	$47,182	$39,725

Reconciliation of GAAP net income margin to adjusted EBITDA margin
GAAP net income margin	4%	—%
Depreciation and amortization	9	10
Asset impairment	—	—
Stock based compensation	3	3
Restructuring expense	—	—
Corporate development	—	2
Fair value adjustment to deferred revenue	1	6
Fair value adjustment to deferred expense	—	—
Interest expense, net	5	4
Income tax expense	3	1
Adjusted EBITDA margin	25%	26%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$33,188	$14,475
Capital expenditures	(5,179)	(3,855)
Free cash flow	$28,009	$10,620

Net cash used in investing activities	$(13,766)	$(304,142)
Net cash (used in) provided by financing activities	$(15,399)	$282,963

Web.com Group, Inc.
Reconciliations of GAAP to Non-GAAP Results
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2017	2016
Reconciliation of GAAP cost of revenue (excluding depreciation and amortization) to non-GAAP cost of revenue (excluding depreciation and amortization)
Cost of revenue (excluding depreciation and amortization)	$57,922	$50,051
Less: Fair value adjustment to deferred expenses	(57)	(58)
Less: Stock based compensation	(270)	(494)
Non-GAAP cost of revenue (excluding depreciation and amortization)	$57,595	$49,499

Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU
GAAP revenue	$185,118	$144,798
Fair value adjustment to deferred revenue	1,710	8,558
Non-GAAP revenue	$186,828	$153,356
Professional services and other revenue	(1,771)	(1,606)
Non-GAAP subscription revenue used in ARPU	$185,057	$151,750
Average subscribers (in thousands)	3,490	3,350
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$17.67	$15.10

Reconciliation of GAAP revenue to non-GAAP subscription revenue used in ARPU	Three months ended December 31, 2016
GAAP revenue	$187,203
Fair value adjustment to deferred revenue	1,658
Non-GAAP revenue	$188,861
Professional services and other revenue	(1,724)
Non-GAAP subscription revenue used in ARPU	$187,137
Average subscribers (in thousands)	3,452
ARPU (Non-GAAP subscription revenue per subscriber over 3 month period)	$18.07

Reconciliation of GAAP revenue to non-GAAP revenue	Guidance for three months ended March 31, 2017 as of February 9, 2017
GAAP revenue	$179,600 - $182,600
Fair value adjustment to deferred revenue	1,400
Non-GAAP revenue	$181,000 - $184,000

Note that the Company has not reconciled Adjusted EBITDA guidance to GAAP net income (loss) because it does not provide guidance on GAAP net income (loss) or the reconciling items between Adjusted EBITDA and net income (loss) as a result of the substantial uncertainty regarding, and the potential substantial variability of, these items. The actual amount of net income (loss) and such responding reconciling items will have a significant effect on Adjusted EBITDA. Accordingly a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Web.com Group, Inc.
Supplemental Information
(in thousands, except for per share data)
(unaudited)

	Three months ended March 31,
	2017	2016
Stock based compensation
Cost of revenue	$270	$494
Sales and marketing	1,368	1,137
Technology and development	1,001	693
General and administrative	2,918	2,484
Total	$5,557	$4,808

Revenue
Subscription	$183,347	$143,192
Professional services and other	1,771	1,606
Total	$185,118	$144,798

Diluted weighted average shares
Diluted shares:
Basic weighted average common shares	49,076	49,376
Diluted stock options	1,282	1,404
Diluted performance shares	16	—
Diluted restricted stock	426	326
Total diluted weighted average common shares	50,800	51,106

Other Information
Non-GAAP operating income	$41,629	$35,115
GAAP interest expense	$7,891	$5,598
Amortization of debt discounts and issuance costs	$3,697	$2,998
Income taxes paid	$361	$1,414

Web.com Group, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three months ended March 31,
	2017	2016
Cash flows from operating activities
Net income	6,518	$337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,433	15,913
Stock based compensation	5,557	4,808
Deferred income taxes	5,674	813
Amortization of debt discounts and issuance costs	3,697	2,998
Asset impairment	143	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,985	(1,246)
Prepaid expenses and other assets	(6,868)	(11,015)
Deferred expenses	(1,694)	(2,948)
Accounts payable	(6,156)	(6,758)
Accrued expenses and other liabilities	2,583	6,194
Accrued compensation and benefits	(5,286)	(8,480)
Deferred revenue	7,602	13,859
Net cash provided by operating activities	33,188	14,475

Cash flows from investing activities
Business acquisitions	(8,587)	(300,287)
Capital expenditures	(5,179)	(3,855)
Net cash used in investing activities	(13,766)	(304,142)

Cash flows from financing activities
Stock issuance costs	(3)	(5)
Common stock repurchased	(3,360)	(3,206)
Payments of long-term debt	(2,438)	(12,500)
Proceeds from exercise of stock options	4,416	539
Deferred consideration payment	(18,933)	—
Proceeds from borrowings on long-term debt	—	200,000
Proceeds from borrowings on revolving credit facility	7,000	115,000
Debt issuance costs	—	(5,700)
Common stock purchases under stock repurchase plan	(2,081)	(11,165)
Net cash (used in) provided by financing activities	(15,399)	282,963

Effect of exchange rate changes on cash	(2)	(11)

Net increase (decrease) in cash and cash equivalents	4,021	(6,715)
Cash and cash equivalents, beginning of period	20,447	18,706
Cash and cash equivalents, end of period	$24,468	$11,991

Supplemental cash flow information
Interest paid	$4,961	$2,322
Income tax paid	$361	$1,414